UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 5, 2016

MURPHY USA INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35914	46-2279221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street, El Dorado, Arkansas		71730-5836
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (870) 875-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders
The following information is furnished pursuant to Item 5.07, “Submission of Matters to a Vote of Security Holders.”
On May 5, 2016, Murphy USA Inc. held its annual meeting of stockholders.  The Class III  directors proposed by management were elected with a tabulation of votes to the nearest share as shown below.  The directors also had broker non-votes totaling 3,104,841.

	For	Withheld
R. Madison Murphy	32,945,581	208,727
R. Andrew Clyde	32,951,132	203,176
The Very Reverend Dr. Christoph Keller, III	31,975,577	1,178,731

Regarding an advisory, non-binding vote on executive compensation, stockholders approved the compensation of the Company’s named executive officers with 32,666,773 shares voted in favor, 383,839 shares voted against, 103,696 votes abstained and 3,104,841 broker non-votes.
Additionally, the earlier appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year was approved by stockholders with 36,028,648 shares voted in favor,  194,433 shares voted against and 36,068 shares abstained.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.
Date:	May 6, 2016	By:	/s/ Donald R. Smith, Jr.
			Name:	Donald R. Smith, Jr.
			Title:	Vice President and Controller